Gulf Resources, Inc. Announces Second Quarter 2025 Unaudited Financial Results

SHOUGUANG, China, Aug. 13, 2025 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) (“Gulf Resources,” “we,” or the “Company”), a leading manufacturer of bromine, crude salt and specialty chemical products in China today announced its unaudited financial results for the three months ended June 30, 2025.

The company reported:

•	Net Revenue increased by 250% to $8,343,785 from $2,383,169 in the previous year.
•	Gross profits increased to $986,655 from a loss of $2,728,889.
•	The loss from operations was $750,686 compared to a loss of $5,146,997.
•	The net loss was $773,777 versus a net loss of $33,097,918 in the previous period.
•	The Loss per share was $0.06 versus a loss of $3.09 in the previous period.
•	Negative cash flow for the 6 months of 2025 was sharply reduced from $61,856,355 to $2,339,081.

On a segment basis

Bromine

•	Bromine sales increased by 313% to $7,676,374 from $1,859,234.
•	Volume increased by 152% to 1,972 tonnes from 782 tonnes.
•	Cost of net revenue increased by 48% to $7,016,815 from $4,729,059 .
•	Gross profit was $659,559 versus a loss of $2,869,825 in the previous period.
•	Net loss for the quarter was $130,381 versus a net loss of $4,662,586 in the previous year.

Crude Salt

•	Crude Salt revenues increased by 27% to $667,411 from $ 523,935.
•	Volume increased by 4% to 25,934 tonnes from 24,852 tonnes.
•	Cost of revenue declined by 11% to $340,315 from $382,999.
•	Gross profit increased by 132% to $327,096 from $ 140,936.
•	Net loss for the quarter was $147,489 versus a profit of $130,024 in the previous year.

Chemicals & Natural gas, neither of which was operational, combined lost $388,202 vs. a loss of $413,027 in the previous year.

Updates on Current Business

During the three months ended June 30, 2025, bromine pricing exhibited significant volatility. On March 31, 2025, the last day of the first quarter of 2025, the price of bromine was RMB 29,000 per tonne. By April 14, bromine had reached a price of RMB 37,500 per tonne. By May 14, the price of bromine had declined to RMB 23,100 per tonne. At the end of the second quarter, bromine was priced at RMB 24,686 per tonne. Since the end of the second quarter, bromine prices have increased consistently to RMB 29,200 per tonne on August 12. The Company anticipates that this price recovery, coupled with increasing overall demand, represents a potentially sustainable market trend. (Source: sunsirs.com)

The Company has initiated development activities on the crude salt fields acquired in the prior year. These assets are expected to enhance both salt and bromine production capacity and may facilitate the reopening of manufacturing facilities #2 and #10, which remain temporarily closed.

The chemicals segment operations remain suspended pending improved market conditions. Given the challenging profitability environment faced by many chemical manufacturers, management has elected to defer completion of the remaining chemical factory construction until market conditions present opportunities for sustainable profitability.

Natural gas operations also remain inactive while awaiting completion of provincial planning initiatives in Sichuan Province. Given China's increasing natural gas demand, the Company continues monitoring regulatory developments and evaluating potential joint venture opportunities in this sector.

Mr. Liu Xiaobin, the CEO and Chairman of Gulf Resources, stated, “We are becoming more optimistic about our business. We see signs of stabilization in the Chinese economy. Many of our competitors in bromine and crude salt have closed their factories. Demand is increasing as are prices. These conditions auger well for the third quarter and coming quarters. We should start to see benefits from the acquisition of the new salt fields.”

“We continue to believe,” Mr. Liu continued, “that we will find opportunities in chemicals and natural gas. However, right now, we are focused on generating profits and free cash flow from our bromine and crude salt segments, and confident that this will occur in the near future.”

GULF RESOURCES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	June 30, 2025 (Unaudited)	December 31, 2024 (Audited)
Current Assets
Cash	$7,736,081	$10,075,162
Accounts receivable, net	3,150,850	564,523
Inventories, net	515,013	315,371
Prepayments and deposits	8,743,324	6,376,656
Amount due from related parties	25,144	25,040
Other receivable	105,564	94,074
Total Current Assets	20,275,976	17,450,826
Non-Current Assets
Property, plant and equipment, net	128,694,551	136,143,177
Finance lease right-of use assets	74,668	76,868
Operating lease right-of-use assets	5,937,515	6,169,855
Prepaid land leases, net of current portion	9,648,863	9,615,269
Deferred tax assets, net	—	—
Total non-current assets	144,355,597	152,005,169
Total Assets	$164,631,573	$169,455,995
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$11,551,878	$14,323,458
Taxes payable-current	298,037	113,999
Advance from customer	—	—
Amount due to related parties	2,589,489	2,584,808
Finance lease liability, current portion	188,550	217,743
Operating lease liabilities, current portion	162,134	491,850
Total Current Liabilities	14,790,088	17,731,858
Non-Current Liabilities
Finance lease liability, net of current portion	891,801	1,075,865
Operating lease liabilities, net of current portion	6,734,859	6,941,602
Total Non-Current Liabilities	7,626,660	8,017,467
Total Liabilities	$22,416,748	$25,749,325
Commitment and Loss Contingencies	$—	$—
Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$—	$—
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 13,632,448 and 11,012,754 shares issued; and 13,346,618 and 10,726,924 shares outstanding as of June 30, 2025 and December 31, 2024	25,934	24,623
Treasury stock; 285,830 shares as of June 30, 2025 and December 31, 2024 at cost	(1,372,673)	(1,372,673)
Additional paid-in capital	105,167,292	101,688,262
Share to be issued	—	194,700
Retained earnings unappropriated	31,955,527	37,358,804
Retained earnings appropriated	26,667,097	26,667,097
Accumulated other comprehensive income	(20,228,352)	(20,854,143)
Total Stockholders’ Equity	142,214,825	143,706,670
Total Liabilities and Stockholders’ Equity	$164,631,573	$169,455,995

GULF RESOURCES, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

(Expressed in U.S. dollars) (UNAUDITED)

	Three-Month Period Ended June 30,		Six-Month Period Ended June 30,
	2025	2024	2025	2024
NET REVENUE	$8,343,785	$2,383,169	$9,948,232	$3,690,231
OPERATING COSTS AND EXPENSE
Cost of net revenue	(7,357,130)	(5,112,058)	(8,951,400)	(7,231,903)
Sales and marketing expenses	(14,802)	(13,633)	(19,855)	(18,124)
Direct labor and factory overheads incurred during plant shutdown	(727,774)	(1,714,503)	(3,953,582)	(5,449,192)
General and administrative expenses	(994,765)	(689,972)	(2,384,288)	(1,407,428)
TOTAL OPERATING COSTS AND EXPENSE	(9,094,471)	(7,530,166)	(15,309,125)	(14,106,647)
LOSS FROM OPERATIONS	(750,686)	(5,146,997)	(5,360,893)	(10,416,416)
OTHER INCOME (EXPENSE)
Interest expense	(21,674)	(24,814)	(43,396)	(49,644)
Interest income	1,795	34,791	4,224	70,851
Other expense, net	(3,212)	—	(3,212)	(4,003)
Loss on disposal of property, plant and equipment	—	(29,169,008)	—	(29,169,008)
Loss before taxes	(773,777)	(34,306,028)	(5,403,277)	(39,568,220)
INCOME TAX BENEFIT (EXPENSE)	—	1,208,110	—	2,478,170
NET LOSS	$(773,777)	$(33,097,918)	$(5,403,277)	$(37,090,050)
COMPREHENSIVE LOSS
NET LOSS	$(773,777)	$(33,097,918)	$(5,403,277)	$(37,090,050)
- Foreign currency translation adjustments	403,775	(849,254)	625,791	(1,243,121)
TOTAL COMPREHENSIVE LOSS	$(370,002)	$(33,947,172)	$(4,777,486)	$(38,333,171)
BASIC AND DILUTED LOSS PER
SHARE:	$(0.06)	$(3.09)	$(0.43)	$(3.46)
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES:	13,346,618	10,726,924	12,520,613	10,726,924

GULF RESOURCES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars) (UNAUDITED)

	Six-Month Period Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(5,403,277)	$(37,090,050)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization on capital lease	43,396	49,644
Depreciation and amortization	7,997,410	9,467,311
Deferred tax asset	—	(2,511,394)
Stock-based compensation expense	196,100	—
Amortization of right-of-use asset	435,102	440,030
Loss on disposal of equipment	—	29,169,008
Changes in assets and liabilities:
Accounts receivable	(2,574,907)	3,108,788
Inventories	(197,631)	160,396
Prepayments and deposits	(2,331,871)	68,895
Advance from customers	—	(27,000)
Other receivables	(11,447)	4,854
Accounts and Other payable and accrued expenses	268,175	(2,583,610)
Amount due to related Parties	—	—
Taxes payable	182,919	(315,782)
Lease Liabilities	(743,404)	(753,231)
Net cash used in operating activities	(2,139,435)	(812,141)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	—	(60,526,213)
Net cash provided by (used in) investing activities	—	(60,526,213)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of finance lease obligation	(260,997)	(264,094)
Net cash used in financing activities	(260,997)	(264,094)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	61,351	(253,907)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,339,081)	(61,856,355)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	10,075,162	72,223,894
CASH AND CASH EQUIVALENTS - END OF PERIOD	$7,736,081	$10,367,539

GULF RESOURCES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) (Expressed in U.S. dollars)

	2025	2024
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the six-month period ended June 30, 2025 for:
Paid for taxes	$811,828	$886,928
Interest on finance lease obligation	$43,396	$49,644
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through four wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”), Shouguang Yuxin Chemical Industry Co., Limited (“SYCI”), Daying County Haoyuan Chemical Company Limited (“DCHC”) and Shouguang Hengde Salt Industry Co. Ltd. (“SHSI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. Through SHSI, the Company manufactures and sells crude salt. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, the risks associated with the COVID-19 pandemic outbreak, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

beishengrong@vip.163.com